UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Stockholders

On August 18, 2026, Glucotrack, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were submitted to the stockholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 17, 2026:

Proposal 1:	The election of six directors, each to serve until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Proposal 2:	The approval, on an advisory basis, of the 2025 executive compensation of the Company’s named executive officers (“Say-on-Pay”).

Proposal 3:	The ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal 4:	The approval of one or more amendments to the Company’s certificate of incorporation (as amended, the “Certificate of Incorporation”) to effect one or more reverse stock splits of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an aggregate ratio not to exceed one-for-thirty (the “Reverse Stock Split”).

Proposal 5:	The approval of a proposed warrant inducement, including the repricing of certain existing warrants and the issuance of new inducement warrants to the holders of such existing warrants and the issuance of shares of Common Stock upon exercise thereof, for purposes of complying with Nasdaq Listing Rule 5635(d) (the “Warrant Inducement”).

Voting Results

On the record date, there were 7,719,121 shares of Common Stock issued and outstanding. Of the 7,719,121 votes that were eligible to be cast by the holders of the Common Stock at the Annual Meeting, 2,786,974 votes, or approximately 36.10% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Election of Directors.

The Company’s stockholders elected the following directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding the election of these directors were as follows:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew K. Balo	960,882	75,038	83,448	1,667,606
Victoria Carr-Brendel	960,826	75,088	83,454	1,667,606
Erin Carter	960,573	75,278	83,517	1,667,606
Erik Emerson	961,363	74,550	83,455	1,667,606
Paul V. Goode	934,050	134,410	50,908	1,667,606
Luis Malavé	960,650	75,211	83,507	1,667,606

Proposal 2: Advisory Vote on Executive Compensation (Say-on-Pay).

The Company’s stockholders approved, on an advisory basis, the 2025 executive compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
962,623	122,785	33,960	1,667,606

Proposal 3: Ratification of the Appointment of CBIZ CPAs P.C.

The Company’s stockholders ratified the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,621,952	134,874	30,148	—

Proposal 4: Approval of the Reverse Stock Split.

The Company’s stockholders approved the proposal to amend Article IV of the Certificate of Incorporation to effect one or more Reverse Stock Splits at an aggregate ratio not to exceed one-for-thirty. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,099,338	674,484	13,152	—

Proposal 5: Approval of the Warrant Inducement.

The Company’s stockholders approved the Warrant Inducement, including the repricing of certain existing warrants and the issuance of new inducement warrants to the holders of such existing warrants and the issuance of shares of Common Stock upon exercise thereof, for purposes of complying with Nasdaq Listing Rule 5635(d). The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
895,306	138,265	85,797	1,667,606

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2026

GLUCOTRACK, INC.

	By:	/s/ Erik Emerson
	Name:	Erik Emerson
	Title:	Chief Executive Officer